EXHIBIT 4.2
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    AGREEMENT BY AND BETWEEN UNICO, IN. ("PURCHASER") AND
       INTERNET CONSULTING S/A  ("CONSULTANT") REGARDING
               PURCHASE OF SERVICE RENDERED
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  Purchaser acknowledges receipt of report Internet studies in Brazil and Argentina performed by Consultant in regard to Purchases intentions to explore Internet opportunities in those countries. Furthermore, the Consultant hereby undertakes to assume current debt obligations owed by Purchaser to Park Avenue Capital, et al as outlined and agreed to. Upon the Consultants receipt of 845,000 Unico (NASD-OTC: UICO) free trading shares of common stock, issued in the name of Mr.
  Benny Blom, the Consultant hereby acknowledges the
  services fully paid.
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  Signed the 28th  day of February, 2000
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  Unico, Inc.                      Internet Consulting S/A
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  /s/ Jay Weppler                  /s/ Benny Blom
  ----------------------           -----------------------
  Jay R. Weppler                       Dr. Benny Blom
  Chairman                             President
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